EXHIBIT 99.1
Contacts:
Christopher Martin, Investor Relations
703.460.6609
Christopher.Martin@webmethods.com
John Conley, Public Relations
703.460.5996
John.Conley@webmethods.com
WEBMETHODS REPORTS FISCAL THIRD QUARTER FINANCIAL RESULTS
Sequential License Revenue Growth Contributes to Record Profitability
FAIRFAX, Va. — Jan. 23, 2006 — webMethods, Inc. (Nasdaq: WEBM), a leading provider of business integration and optimization software, today announced financial results for its fiscal third quarter ended December 31, 2005.
Total revenue for the quarter ended December 31, 2005 was $52.5 million, compared to $49.2 million in the prior quarter and $55.0 million in the prior year period. License revenue for the quarter was $22.0 million, compared to $19.4 million in the prior quarter and $26.0 million in the prior year period. Under U.S. generally accepted accounting principles (GAAP), the company’s net income for the December 2005 quarter was $5.5 million, or earnings of $0.10 per diluted share, compared to net income of $48,000, or $0.00 per diluted share, in the prior year period.
Adjusting the financial results as described below in “Non-GAAP Financial Measures,” the company reported non-GAAP net income of $4.4 million or $0.08 per diluted share in the quarter ended December 31, 2005. Important information regarding these results is provided below under “Non-GAAP Financial Measures” and should be read to better understand the adjustments excluded and why this information is presented.
For the nine months ended December 31, 2005, total revenue was $149.4 million, compared to $147.7 million in the prior year period. License revenue for the nine months ended December 31, 2005 was $59.8 million, compared to $64.6 million in the prior year period. GAAP net income for the nine months ended December 31, 2005 was $7.6 million, or $0.14 per diluted share, versus a net loss of $14.9 million, or loss of $0.28 per share, recorded in the prior year period.
“Our execution against our strategic plan to invest for growth while expanding margins allowed us to produce record profits for the quarter,” said David Mitchell, president and CEO, webMethods, Inc. “We were also able to meet our objective of double-digit non-GAAP operating margins a quarter ahead of schedule. During the quarter, we saw broad success with new and existing clients taking advantage of the differentiated aspects of our flagship software suite webMethods Fabric™.”

December 2005 Quarterly Financial Highlights:
•	Operating margin was 8% and non-GAAP operating margin was 10%.

•	International revenue accounted for approximately 40% of total revenue in the December 2005 quarter, as compared to 37% in the September 2005 quarter.

•	Cash and marketable securities at December 31, 2005 increased by approximately $900,000 to approximately $148.9 million from $148.0 million at September 30, 2005.

•	Total deferred revenue at December 31, 2005 increased by $1.2 million to $45.8 million from $44.6 million at September 30, 2005.
Financial Outlook: Based on currently available information, webMethods anticipates total revenue in the quarter ending March 31, 2006 will be in the range of $52 million to $55 million, which includes license revenue in the range of $21 million to $23 million. GAAP net income per diluted share for the March 2006 quarter is anticipated to be in the range of $0.05 to $0.10. GAAP net income for the March 2006 quarter is expected to include amortization expense of the deferred warrant charge of approximately $496,000 and amortization expense of acquired intangible assets of approximately $599,000.
Quarterly Business Highlights: During the December 2005 quarter, webMethods held its annual Integration World user conference in Atlanta, Georgia. The conference was highlighted by a number of webMethods customers, such as ABN Amro, Avnet, Johnson & Johnson and Motorola, discussing the business benefits that they are enjoying from employing webMethods technology. The conference also enjoyed record support from our industry partners, including Accenture, BearingPoint, GXS and Tata Consulting Services (TCS).
webMethods introduced a new series of solutions for the demand-driven enterprise that capitalize on the company’s significant strength around business activity monitoring (BAM) and service-oriented architecture (SOA) during the event. Other initiatives unveiled at Integration World included a partnership with TCS for the outsourced management of webMethods environments, and an agreement with Fair Isaac to embed the company’s business rules engine within future versions of webMethods Fabric.
The company also announced Common Criteria certification for webMethods Fabric during the December 2005 quarter. This is a globally accepted standard for IT security that serves as a prerequisite for selection within a variety of high-profile implementations.
webMethods was recognized during the quarter by Forrester Research as a Leader in the Enterprise Service Bus market [The Forrester WAVE™: Enterprise Service Bus, Q4 2005, Evolution of Top Enterprise Service Bus Vendors Across 100 Criteria (Nov. 15, 2005)].
In addition, as announced earlier today, webMethods was an overwhelming winner in the SOA Web Services Journal’s Readers’ Choice Awards for SOA. Specifically, webMethods was named the overall winner in seven of 21 categories, including:
•	Best SOA

•	Best Web Services Integration Tool

•	Best Integrated Services Environment

•	Best SOA Business Process Management (BPM) Engine

•	Best SOA Legacy Adapter or Utility

•	Best SOA Automation Tool, and

•	Best SOA Management Platform.

Global Customer Wins: webMethods won new and additional business in the December 2005 quarter with strategic customers worldwide. The following companies represent important new and follow-on business that closed during the December 2005 quarter: Adobe Systems, Inc., Johnson & Johnson, Johns Manville, U.S. Department of the Navy, Genzyme, Encover, Og Vodafone, U.S. Department of Transportation, PT Telekomunikasi Indonesia, Scotia Gas Networks, Tine BA, Alinta, Aurora, Smorgon Steel and Integrated Device Technology, among others.
Record Number of Customer Projects Move Into Production: In the December 2005 quarter, webMethods documented over 170 global customer projects that moved into production, including: laFarge North America, Inc., Corporate Express, ING Canada, General Casualty Company of Wisconsin, Sasktel, Ingersoll-Rand Company, Applera, Fairfax County Public Schools, Icelandair and Underwriters Laboratories, among others.
Conference Call Information: webMethods will host a conference call at 4:30 p.m. Eastern Time today to discuss the company’s fiscal third quarter financial results and its future guidance. The conference call will be available via telephone by dialing 1 (877) 468-1591 in North America or 1 (706) 679-0585 outside North America, or via webcast at www.webmethods.com/investors. A replay of this call will be available through January 28, 2006. Please dial 1-(800) 642-1687 in North America and 1-(706) 645-9291 outside North America, confirmation number 3896137.
Non-GAAP Financial Measures
In accordance with the Rules and Regulations of the Securities and Exchange Commission, webMethods prepares financial statements in accordance with GAAP. In addition to evaluating webMethods’ GAAP-based financial information, management of webMethods evaluates the performance of the company, makes decisions regarding operations, and historically has provided guidance using non-GAAP financial measures that exclude the effects of certain non-cash amortization charges and unusual or infrequent items that are required to be included in accordance with GAAP. This press release contains the following non-GAAP financial measures for the quarter ended December 31, 2005: non-GAAP net income, non-GAAP net income per share, non-GAAP operating income and non-GAAP operating margin percentage. webMethods believes that these non-GAAP financial measures provide management and investors with useful, additional information to evaluate the ongoing operations of the company and trends in the company’s business. In addition, webMethods believes that these non-GAAP financial measures may be useful to investors because the company has historically provided similar information, and some investors use these measures in analyzing the company’s performance and in comparing the performance of other companies. The non-GAAP financial measures should not be considered in isolation from, or as a substitute for, measures of financial performance prepared in accordance with GAAP.
Investors also are cautioned that there are material limitations associated with the use of the non-GAAP financial measures contained in this press release. Specific limitations include:
•	The non-GAAP financial measures do not present the comprehensive information regarding the company’s performance that is presented by the most nearly comparable GAAP financial information because each of these non-GAAP measures excludes items required by GAAP;

•	Although the company considers the charges and credits reflected in the non-GAAP adjustments to be unusual or infrequent, the company in the future may take actions that result in similar charges or credits;

•	Because the adjustments made in the non-GAAP financial measures are not in accordance with GAAP, the Company’s non-GAAP financial measures may differ from non-GAAP information used by other companies and may not permit meaningful comparisons to similar measures of other companies.
Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from the non-GAAP financial measures. In addition, as noted above, management evaluates the non-GAAP financial measures together with the most nearly comparable GAAP financial information.

Each of the non-GAAP financial measures included in this press release reflects adjustments to the comparable GAAP financial measure for the quarter ended December 31, 2005 to: (1) exclude amortization expense of the deferred warrant charge, (2) exclude amortization expense of acquired intangible assets, (3) exclude a revision to an accrual for excess facilities cost and (4) include a provision for income taxes assuming a 35% effective tax rate.
•	The amortization expense of the deferred warrant charge relates to a single warrant granted by the company in March 2001 in connection with an original equipment manufacturer (OEM) Agreement entered into by the company at that time. The company believes the issuance of that warrant was unusual in its sales and marketing practices and that there is no direct correlation between the non-cash amortization expense of the deferred warrant charge and the financial results achieved under the OEM Agreement. Amortization expense of the deferred warrant charge is expected to end in April 2006. As a result, management does not include this charge in its internal review of the company’s current period operations.

•	The amortization expense of acquired intangible assets is a non-cash amortization expense relating to three acquisitions completed by the company in fiscal year ended March 31, 2004. This amortization expense is a fixed, non-cash charge that relates to prior-year acquisitions rather than current-period operations. As a result, management does not include this charge in its internal review of the company’s current period operations.

•	The revision in the accrual for excess facilities cost relates to the company’s reassessment of the liability recorded in the fiscal year ended March 31, 2002 for the closure of one of the company’s office facilities. The company reduced this liability to reflect future payments expected to be received under a sublease agreement entered into during the quarter ended December 31, 2005. This adjustment is a non-cash credit that relates to a prior year accrual of excess facilities costs rather than current period operations. As a result, management does not include this charge in its internal review of the company’s current period operations.

•	The adjustment to income taxes is to increase the tax provision to an assumed 35% tax rate. This adjustment excludes the benefit of offsetting taxable income by the utilization of net operating loss carryforwards generated in prior years. Management uses this assumed tax rate to facilitate comparison of the operating performance of the company with the performance of other companies.
The financial information attached to this press release contains a reconciliation of each of the non-GAAP financial measures presented to the most directly comparable GAAP financial measure. Investors are encouraged to review that reconciliation.

About webMethods, Inc.
webMethods (NASDAQ: WEBM) provides business integration software to integrate, assemble and optimize available IT assets to drive business process productivity. webMethods delivers an innovative, enterprise-class business integration platform that incorporates proven integration technology with next generation capabilities into one interoperable set of tools that delivers a unique combination of efficiency, agility and control. webMethods combines industry leadership with a zealous commitment to customers to deliver tangible business value to more than 1,330 global customers. webMethods is headquartered in Fairfax, Va., with offices throughout the U.S., Europe, Asia Pacific and Japan. More information about the company can be found at www.webMethods.com.
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The webMethods name and logo are registered trademarks of webMethods, Inc. in the United States and certain other countries. All other marks mentioned are trademarks or service marks of their respective companies.
This press release and the conference call announced in it may contain various remarks about the future expectations, plans and prospects of webMethods that constitute forward-looking statements for purposes of the safe harbor provisions of U.S. securities laws. Specific forward-looking statements relate to future market opportunities for webMethods’ solutions, webMethods’ products and services and their performance, the size and strength of our markets, the size and quality of our pipeline, expected future financial performance (including total revenue, license revenue, level of cash and marketable securities, non-cash or non-recurring charges, expenses, net earnings or loss, earnings or loss per share, and non-GAAP operating results per share), expected financial metrics, webMethods’ future cost savings and expense levels, the anticipated result of marketing and selling models and approaches, the anticipated contributions to webMethods’ future financial performance of certain products or geographic regions of its business, demand for some or all of its products and the contribution to webMethods’ revenue of business partners or webMethods’ products or services. Actual results of webMethods may differ materially from those indicated by these forward-looking statements as a result of various risks and uncertainties, including the impact of economic conditions, geopolitical factors, seasonal factors, competitive and pricing pressures, terrorism and related uncertainties in the U.S. and abroad on the company’s customers and prospects and their IT spending budgets and priorities; impact upon operations of legal compliance matters or internal controls review, improvement and remediation; difficulties in achieving or maintaining anticipated expense levels and controlling major expenses; variations in the size and timing of customer orders and demand for software offered by webMethods; impact of compliance programs and claims for alleged violations of requirements and duties; impact of changes in management or staff levels; variations in revenue influenced by software vendor or systems integrator partners; impact of rapid technological change; and these and other risks and uncertainties discussed more fully in webMethods’ SEC filings, including those discussed under the heading “Factors That May Affect Future Operating Results” in the Business section of webMethods’ Form 10-K for the year ended March 31, 2005 and webMethods’ Form 10-Q for the period ended September 30, 2005, which are on file with the U.S. Securities and Exchange Commission and may be accessed at www.sec.gov or webMethods’ investor relations web page at www.webMethods.com/investors/. webMethods disclaims any obligation to update or correct any forward-looking statements made herein due to the occurrence of events after the issuance of this press release.

webMethods, Inc. Condensed Consolidated Statements of Operations
(in thousands, except shares and per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2005	2004	2005	2004
Revenue
License	$21,964	$25,953	$59,821	$64,610
Professional services	11,627	11,854	34,636	36,455
Maintenance	18,908	17,156	54,945	46,601

Total revenue	52,499	54,963	149,402	147,666

Cost of revenue
Amortization of intangibles	599	599	1,797	1,797
License	218	252	703	1,117
Professional services and maintenance	13,232	13,764	40,267	42,317

Total cost of revenue	14,049	14,615	42,767	45,231

Gross profit	38,450	40,348	106,635	102,435

Operating expenses
Sales and marketing	19,549	22,764	53,875	65,126
Research and development	8,980	10,877	30,224	32,747
General and administrative	5,927	7,093	17,542	17,034
Restructuring and other related charges	(117)	—	602	2,756

Total operating expenses	34,339	40,734	102,243	117,663

Operating income (loss)	4,111	(386)	4,392	(15,228)

Interest income and other, net	1,469	560	3,617	1,585
Impairment of equity investment in private company	—	—	—	(1,057)

Net income (loss) before taxes	$5,580	$174	$8,009	$(14,700)

Provision for income taxes	70	126	455	195

Net income (loss)	$5,510	$48	$7,554	$(14,895)

Basic and fully diluted net income (loss) per share	$0.10	$0.00	$0.14	$(0.28)
Shares used in computing per share amount
Basic	53,772,555	53,155,607	53,586,645	53,024,466
Fully Diluted	54,429,491	53,651,756	54,075,287	53,024,466

webMethods, Inc. Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	December 31,	March 31,
	2005	2005

ASSETS
Current assets:
Cash and cash equivalents	$69,047	$57,209
Marketable securities available for sale	79,825	78,332
Accounts receivable, net	48,243	47,326
Prepaid expenses and other current assets	5,762	6,401

Total current assets	202,877	189,268
Marketable securities available for sale	—	14,513
Property and equipment, net	10,323	10,342
Goodwill	46,704	46,704
Intangibles assets, net	6,593	8,390
Other assets	4,074	6,127

Total assets	$270,571	$275,344

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,821	$8,673
Accrued expenses	11,050	16,506
Accrued salaries and commissions	9,362	12,219
Deferred revenue	41,298	43,055
Current portion of capital lease	338	475

Total current liabilities	68,869	80,928
Capital lease obligations, net of current portion	51	139
Other long term liabilities	3,346	3,374
Long term deferred revenue	4,492	6,371

Total liabilities	76,758	90,812

Total stockholders’ equity	193,813	184,532

Total liabilities and stockholders’ equity	$270,571	$275,344

webMethods, Inc. Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Nine Months Ended
	December 31,
	2005	2004

Cash flows from operating activities:
Net income (loss)	$7,554	$(14,895)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	4,045	4,725
Provision for (recovery of) doubtful accounts	(249)	241
Amortization of deferred stock compensation related to employee stock options and non-employee stock warrants	2,056	1,984
Amortization of acquired intangibles	1,798	1,798
Deferred rent	(343)	—
Loss on disposal of assets	13	—
Impairment of equity investment in private company	—	1,057

Increase (decrease) in cash resulting from changes in assets and liabilities:
Accounts receivable	(1,999)	(4,131)
Prepaid expenses and other current assets	513	(258)
Other assets	1,879	1,400
Accounts payable	(1,456)	267
Accrued expenses and other liabilities	(5,159)	(4,512)
Accrued salaries and commissions	(2,554)	1,132
Deferred revenue	(2,025)	3,786
Other liabilities	210	—

Net cash provided by (used in) operating activities	4,283	(7,406)

Cash flows from investing activities:
Purchases of property and equipment	(3,921)	(3,851)
Net maturities of marketable securities available for sale	13,174	3,366

Net cash provided by (used in) investing activities	9,253	(485)

Cash flows from financing activities:
Short-term borrowings	—	3,533
Payments on short-term borrowings	—	(6,080)
Payments on capital leases	(466)	(747)
Proceeds from exercise of stock options and stock issued under the ESPP	3,096	2,932

Net cash provided by (used in) financing activities	2,630	(362)

Effect of the exchange rate on cash	(4,328)	1,987

Net increase/(decrease) in cash and cash equivalents	11,838	(6,266)
Cash and cash equivalents at beginning of period	57,209	75,462

Cash and cash equivalents at end of period	$69,047	$69,196

webMethods, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except shares and per share data)
(Unaudited)

Three Months Ended
December 31, 2005

GAAP Net Income	$5,510

Plus:
Amortization of acquired intangibles(1)	599
Amortization of deferred warrant charges(2)	661
Less:
Revision of accrual for excess facilities cost(3)	(117)
Adjustment to income tax expense(4)	(2,283)

Non-GAAP Net Income	$4,370

Non-GAAP net income per share	$0.08
Shares used in computing per share amount	53,772,555

GAAP Operating Income	$4,111
Non-GAAP Operating Income(5)	$5,254
Non-GAAP Operating Margin Percentage(6)	10.0%
(1) Non-GAAP financial measures exclude amortization expense of acquired intangible asset charges of approximately $599,000. The amortization expense of acquired intangible assets is a non-cash amortization expense relating to three acquisitions completed by the company in fiscal year ended March 31, 2004. This amortization expense is a fixed, non-cash charge that relates to prior-year acquisitions rather than current-period operations. As a result, management does not include this charge in its internal review of the company’s current period operations.
(2) Non-GAAP financial measures exclude amortization expense of deferred warrant charges of approximately $661,000. The amortization expense of deferred warrant charge relates to a single warrant granted by the company in March 2001 in connection with an original equipment manufacturer (OEM) Agreement entered into by the company at that time. The company believes the issuance of that warrant was unusual in its sales and marketing practices and that there is no direct correlation between the non-cash amortization expense of the deferred warrant charge and the financial results achieved under the OEM Agreement. Amortization expense of the deferred warrant charge is expected to end in April 2006. As a result, management does not include this charge in its internal review of the company’s current period operations.
(3) Non-GAAP financial measures exclude the revision of an accrual for excess facilities cost of approximately $117,000. The revision in the accrual for excess facilities cost relates to the company’s reassessment of the liability recorded in the fiscal year ended March 31, 2002 for the closure of one of the company’s office facilities. The company reduced this liability to reflect future payments expected to be received under a sublease agreement entered into during the quarter ended December 31, 2005. This adjustment is a non-cash credit that relates to a prior year accrual of excess facilities costs rather than current period operations. As a result, management does not include this charge in its internal review of the company’s current period operations.
(4) Non-GAAP financial measures include a provision for income taxes assuming a 35% effective tax rate. This adjustment excludes the benefit of offsetting taxable income by the utilization of net operating loss carryforwards generated in prior years. Management uses this assumed tax rate to facilitate comparison of the operating performance of the company with the performance of other companies.
(5) Non-GAAP operating income excludes amortization expense of acquired intangibles, amortization expense of deferred warrant charges and the revision of an accrual for excess facilities.
(6) Operating margin is the percentage derived by dividing operating income by total revenue.
In accordance with the Rules and Regulations of the Securities and Exchange Commission, webMethods prepares financial statements in accordance with GAAP. In addition to evaluating webMethods’ GAAP based financial information, management of webMethods evaluates the performance of the company, makes decisions regarding operations, and historically has provided guidance using non-GAAP financial measures that exclude the effects of certain non-cash amortization charges and unusual or infrequent items that are required to be included in accordance with GAAP. This press release contains the following non-GAAP financial measures for the quarter ended December 31, 2005: non-GAAP net income; non-GAAP net income per share, non-GAAP operating income and non-GAAP operating margin percentage.
webMethods believes that these non-GAAP financial measures provide management and investors with useful, additional information to evaluate the ongoing operations of the company and trends in the company’s business. In addition, webMethods believes that these non-GAAP financial measures may be useful to investors because the company has historically provided similar information and some investors use these measures in analyzing the company’s performance and in comparing the performance of other companies. The non-GAAP financial measure should not be considered in isolation from, or as a substitute for, measures of financial performance prepared in accordance with GAAP.
Investors also are cautioned that there are material limitations associated with the use of the non-GAAP financial measures contained in this press release. Specific limitations include:
•	The non-GAAP financial measures do not present the comprehensive information regarding the Company’s performance that is presented by the most nearly comparable GAAP financial information because each of these non-GAAP measures excludes items required by GAAP;

•	Although the company considers the charges and credits reflected in the non-GAAP adjustments to be unusual or infrequent, the company in the future may take actions that result in similar charges or credits;

•	Because the adjustments made in the non-GAAP financial measures are not in accordance with GAAP, the company’s non-GAAP financial measures may differ from non-GAAP information used by other companies and may not permit meaningful comparisons to similar measures of other companies.
Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from the non-GAAP financial measures. In addition, as noted above, management evaluates the non-GAAP financial measures together with the most nearly comparable GAAP financial information.